UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    January 20, 2012

League Now Holdings Corporation
(Exact name of registrant as specified in its charter)

Florida	333-148987	20-35337265
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6980 South Edgerton Road Brecksville, OH 44141-3184
(Address of principal executive offices) (Zip Code)

(440) 546-9440
 (Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

Forward-Looking Statements

This Current Report on Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively, the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward-looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward-looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with Registrant’s pro forma financial statements and the related notes filed herewith.

Unless otherwise indicated or the context otherwise requires, all references below in this Current Report on Form 8-K to “we,” “us,” “our,” “Registrant,” “League Now” and the “Company” refer to League Now Holdings Corporation, a Florida corporation.

Item 1.01  Entry into a Material Definitive Agreement

On January 20, 2012, League Now Holdings Corporation (the “Company”) entered into a Stock Purchase Agreement and Share Exchange (the “Agreement”) with Infiniti Systems Group, Inc. (“Infiniti”). Pursuant to the Agreement, the Company has agreed to issue 30 million common shares of our stock to the shareholders of Infiniti in exchange for 100% of the issued and outstanding capital stock of Infiniti.  The shares issued to the shareholders of Infiniti represent 60% of our issued and outstanding capital stock on a fully diluted basis (the “Stock Consideration”). In addition, our Chief Executive Officer and Chief Financial Officer, Mario Barton, has resigned from those offices.  John Bianco, the Chief Executive Officer of Infiniti, has agreed to serve as the Company’s new President and Chief Executive Officer.  Our new Treasurer and Chief Financial Officer is Lisa Bischof, and our new Secretary and Chief Operating Officer is D. Bruce Veness. The transactions contemplated by the Agreement were closed on January 31, 2012.

Item 2.01  Completion of Acquisition or Disposition of Assets

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.  As a result of the Stock Purchase Agreement and Share Exchange, (i) our principal business became the business of Infiniti, which is more fully described below and (ii) Infiniti became our wholly-owned operating subsidiary. Since the owners of Infiniti have obtained, by receipt by John Bianco, D. Bruce Veness and Lisa Bischof of the Stock Consideration, the majority of the outstanding shares of the Company through the acquisition, the acquisition is accounted for as a reverse merger or recapitalization of the Company. As such, Infiniti is considered the acquirer for accounting purposes.

FORM 10 DISCLOSURE

As disclosed elsewhere in this Current Report, the Company completed a Stock Purchase Agreement and Share Exchange with Infiniti Systems, Inc. (the "Transaction") and Item 2.01(f) of Form 8-K states that the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10.

Accordingly, we are providing below the information that would be included in a Form 10 if we were to file a Form 10.  Please note that the information provided below relates to the combined enterprises after the closing of the Transaction, except that information relating to periods prior to the date of the Transaction only relates to the Registrant unless otherwise specifically indicated.

History

League Now Holdings Corporation was incorporated in September 2005 in Florida. Then on September 21, 2005, we entered into an Asset Purchase Agreement with Anthony Warner pursuant to which we acquired the domain name, www.leaguenow.com, its design, associated copyrights and trademarks and all business related to the website including the customer database. We originally intended to operate as an application service provider offering web-based services for the online video gaming industry.

We commenced offering our services in October 2005 through a subscription basis. During 2007 we changed our direction by using an advertising model. We were unable to generate additional revenue streams by charging registered users for the use of enhanced functionality to be incorporated into the site, access to specialized content, and e-commerce of merchandise related to the video console industry. Our inability to generate revenue led to the decision that we would have to explore our options regarding the development of a new business plan and direction.

Accordingly, beginning in late 2009, we believe that the Company would be considered a “shell” company as that term is defined in Rule 12b-2 of the Securities Exchange Act of 1934.

On October 6, 2010, we entered into a Share Exchange Agreement, dated October 6, 2010 (the “Share Exchange Agreement”) by and among League Now, James Pregiato, Pure Motion, Inc., a Texas corporation (“Pure Motion”) and the shareholders of Pure Motion (the “Pure Motion Shareholders”).    Pursuant to the Share Exchange Agreement, we acquired 100% of the outstanding shares of common stock of Pure Motion (the “Pure Motion Stock”), in exchange for the Pure Motion Stock, the Pure Motion Shareholders acquired 24,009,008 shares of our common stock (the “Exchange Shares”).

Additionally, pursuant to the terms of the Share Exchange Agreement, as consideration for the cancellation of 38,048,000 of the 39,111,136 shares of League Now common shares owned by James Pregiato (“Pregiato”), Pure Motion agreed to pay a total cash payment of $250,000 to Pregiato (the “Cash Payment”) of which $100,000 (the “Initial Cash Payment”) was paid on the closing date and $150,000 (the “Final Cash Payment”) was to be paid within twelve weeks of the closing date. The 38,048,000 shares were being held in escrow until receipt of the Final Cash Payment. Mr. Pregiato agreed to extinguish all outstanding debt and liabilities of League Now outstanding as of the closing date upon receipt of the Cash Payment.  Upon closing, Pure Motion became a wholly-owned subsidiary of the Company.

On January 20, 2012, we entered into a Stock Purchase Agreement and Share Exchange (the “Agreement”) with Infiniti Systems Group, Inc. (“Infiniti”). Pursuant to the Agreement, the Company agreed to issue 30 million common shares of our stock to the shareholders of Infiniti in exchange for 100% of the issued and outstanding capital stock of Infiniti.  The shares issued to the shareholders of Infiniti represent 60% of our issued and outstanding capital stock on a fully diluted basis (the “Stock Consideration”). In addition, our Chief Executive Officer and Chief Financial Officer, Mario Barton, has resigned from those offices.  John Bianco, the Chief Executive Officer of Infiniti, has agreed to serve as the Company’s new President and Chief Executive Officer.  Our new Treasurer and Chief Financial Officer is Lisa Bischof, and our new Secretary and Chief Operating Officer is D. Bruce Veness. The transactions contemplated by the Agreement were closed on January 31, 2012, with the Company issuing 30 million shares to Bianco, Veness and Bischof.  Contemporaneously with the closing, Pregiato agreed to cancel 25,803,288 shares of our common stock which were held by him.

Overview

Infiniti Systems Group, Inc. was incorporated in the State of Ohio in January 1995 as J.L. Consulting, Inc., to develop and consult on application development, project management, managed information technology (IT) services, IT helpdesk services, professional staffing and placement, network security products and services, and server virtualization, backup and disaster recovery.  On July 15, 1999, J.L. Consulting, Inc. changed its name to Infiniti Systems Group, Inc.

The Company is a reseller for Microsoft and McAfee products for many of our clients.  We market our managed IT services to the small to medium businesses and our security staffing sales to Fortune 1000 companies.  Our client base is across many industries including healthcare, financial, manufacturing, construction, transportation, non-profits and government.  Infiniti is now specializing in IT security and information technology consulting for companies in the Midwestern United States.  Infiniti’s security division provides product and service support in the Windows security, Unix and Linux security, Internet security, the latest on intrusion detection and prevention, disaster recovery and business continuity planning.  The consulting division provides network support, application development, staffing and recruiting for many companies in the Midwestern United States.

Business Continuity Services

Business continuity plans are critical to your business (large or small). Today, any amount of IT downtime can mean lost productivity, lost revenue, lost customers, and lost opportunities. Not having operational capability for weeks, or even days, can put a client out of business.  We provide not only the plan but the backup facility for office operations in the event of a disaster. Computer systems, business data and office space all operational within hours to maintain your company’s workflow in the event of a disaster.

We offer the following business continuity services to our clients:

Consulting Services

• Identify critical applications and other resources necessary to our client’s core business processes.
• Prioritize the critical processes (i.e. a one-day outage may impact fulfillment only while extended outages will begin impacting AR, AP, payroll, etc.)
• Design a plan and configuration that includes server, personal computers (PC’s), workstation, Internet and telephone infrastructure – all necessary to keep our client’s business in business

Backup Services

• Server ‘mirroring’ at our facility combining multiple physical machines into one virtual environment. Our clients do not share physical servers – their data is secure.
• On-line backup or replication will be used to keep our client’s software and data secure and current at a third party off site facility.
• Workstation ‘mirroring’ is accomplished with stored images downloaded to PC’s at outage execution (and for periodic user testing)
• Testing of the recovery and continuity service is performed at least quarterly.

Outage Services (In the event of a disaster)

• Warm site preparation (server data restore, workstation imaging, preliminary validation and testing). We will plan for between 8 and 24 hour response time to completion depending on your execution planning
• Workspace for each workstation
• Internet access
• Telephone service
• Help desk support

All this provided by Infiniti in addition to our normal IT and network support services to our clients.

Managed Services

Infiniti’s managed services is a cost effective approach to outsourcing some or all effort required to build or maintain an IT infrastructure environment. “Infrastructure” refers to:

• computers that function as servers and workstations;

• hubs, switches, routers making up hard wired and wireless connectivity;

• printers, scanners, tape drives and other workflow peripherals;

• and software components relating to program and data backup, virus projection, and security.

Our managed services consists of:

Problem Resolution
• Troubleshooting and repair of system malfunctions (break/fix).

Preventive Maintenance
• Avoids degradation and failures by providing such services as Firewall configuration review, service pack and version control, and other performance assurance actions.

Remote Access Support
• A VPN "tunnel" will be established to facilitate remote troubleshooting by help desk and IT consultants. This allows rapid response to issues and frequently avoids travel delays and expense.

Remote Monitoring
• Provides immediate notification to ISG of system failures on a 24x7 basis. Allows our help desk staff to quickly address remotely accessible issues and/or
• Anticipates failures by remote network monitoring and interpreting key components of system. Allows the management of potential down time into a scheduled activity.

Dispatch Desk
• Staffed response line for the creation of “Trouble Ticket” and dispatch of IT consultants.

Help Desk
• Staffed infrastructure support response line, ISG resolved or creates “Trouble Ticket” real-time, if unable to resolve the issue, and begins and escalation process.

Virtual CIO/CTO
• Our IT advisor assists the strategic planning and execution of IT services for the client.

Additional sampling of specific services provided under a managed services agreement are:
• Proactive problem prevention where feasible
• Software patch & upgrade management
• Installation of software upgrades
• Installation of new or replacement hardware as procured through our Company
• Data backup and disaster recovery oversight & periodic testing

• Hardware acquisition consulting and proposal/quote services
• Maintain system documentation and hardware inventory
• Strategic planning of IT services

Security Consulting

We offer a complete line of security service to help our clients develop, implement and maintain effective security awareness programs. We have developed an information security practice that is time-tested and client specific. We focus on the following areas:

Network Security and Vulnerability Assessment:

We audit the effectiveness of the security measures and technology employed by the enterprise to ensure compliance with regulatory, industry and ISO 17799 standards; and report the business and technical vulnerabilities that may pose a risk to the information assets of the organization.

Network Penetration Testing:

Using automated tools that scan a predetermined range of IP addresses and performs over 400 tests aimed at identifying known vulnerabilities in UNIX, Windows and TCP/IP based network systems, we help our clients harden their network arteries by implementing network access controls, firewalls, router filters, and virus prevention and detection software services.  Our security experts will perform both manual (e.g., default or trivial passwords) and automated (e.g., brute force password) attacks to gain access to client systems. We will help select and implement intrusion detection and reporting software and procedures, including real-time monitoring and 24/7 incident response and reporting.

Security Policies and Procedures (ISO 17799 compliant):

A corporate security policy defines what actions are authorized. The policy must be set forth by management and have consequences for failure to comply. Our team of security experts will evaluate and document all applicable security policies, standards and procedures, and provide recommendations with a focus on the ISO 17799 standard.

Security Awareness Training:

Recognizing that security is a business enabler, we will create an ongoing corporate security awareness training program which will address all facets of the organization and focus on people, processes and technology.

PCI Compliance Review:

The Payment Card Industry Data Security Standard (PCI DSS) applies to every organization that processes credit or debit card information, including merchants and third-party service providers that store, process or transmit credit card/debit card data. According to the PCI DSS documentation, "PCI DSS requirements are applicable if a Primary Account Number (PAN) is stored, processed or transmitted. If a PAN is not stored, processed, or transmitted, PCI DSS requirements do not apply." By the end of 2007, any organization that accepts payment card transactions must be in compliance with the standards.

·Examine the current process to ensure confidentiality, reliability and security.

·Evaluate and test the current state of these business functional areas by analyzing the network for application, system and network vulnerabilities.

·Evaluate sound business processes, security related administrative and procedural controls, along with current supporting vendors.

·Perform vulnerability testing on core data architecture including but not limited to servers, routers, switches, certificates, etc. to ensure complete confidentiality of this data.

·Confirm and test the integrity of transmissions and batch processes to each selected merchant.

·Ensure that the process exceeds the requirements of our clients overall security policies and procedures as well as meets PCI DSS recommendations.

·Ensure proper documentation is created, accurate and available relative to these processes.

Staffing Services

Our professional staffing and recruiting services provide the top IT talent for temporary and permanent placement for the lowest cost to our customers.  Infiniti will also complete the entire project as a turnkey operation, or assist our client’s staff with project completion as part of an in-house/outside consultant team approach.

Products

We also provide our clients with the latest in Firewalls/Gateway Security, Network/Internet Security and Messaging Security and Backup/Restore.

Market Opportunity

Infiniti has positioned itself in the IT consulting business by being able to market its services to small and mid-size firms, while also being able to capture the larger market for Fortune 1000 companies.  We continue to build partnerships with various vendors to enable us to offer unique support and solutions to our customers.   The market need for outside IT services continues to grow as businesses seek to save money by out-sourcing many of the necessary functions which our company offers.

Industry Overview

The IT service industry continues to be one of the fastest growing in the United States.  The dependency of most businesses on information technology platforms and security has grown at a pace relative to the development of the computer and internet businesses.  In addition, the recent recession has left businesses seeking ways to cut costs without risking damage to their companies.  One way has been outsourcing of certain services, including human resources, accounting, information technology and security.  Moreover, many companies have short-term staffing needs but concerns about fulltime employment costs and expenses (such as payroll taxes, disability and workers’ compensation premiums, health insurance contributions and employment related liabilities).  Our staffing solutions provide a way for our clients to get the short-term staffing they need for projects while avoiding these potential liabilities.  Our competition is large with staffing and security companies, but our pricing gives us a competitive advantage to open doors in this marketplace.

Continued Development

The Company plans to continue to develop each of its practice areas.  Part of our business model includes using contractors to deliver around 50% of our consulting work to minimize bench time for our staff after completion of projects.

We currently do not own any intellectual property but are working in healthcare space to develop a product to better handle medical processing of claims and significantly reduce medical costs.  We have not yet chosen a name for this product.  Our plan is to have the product developed by the end of 2012, with a number of installations to commence in 2013.  This product could provide significant growth to our revenue and profitability.

Office Locations

We maintain our principal offices at 6980 South Edgerton Road, Brecksville, Ohio 44141-3184.  We also have a remote office in Raleigh, North Carolina. Both of these spaces are leased.  The lease for the Brecksville office expires in March 2012, and we are currently exploring options for new office space in the area.  Our telephone number is 440-546-9440.

Employees

As of January 31, 2012, Infiniti had 16 fulltime employees and 14 consultants.

 RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to our securities.  The statements contained in or incorporated herein that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, you may lose all or part of your investment.

Risks Relating to Our Business

If we fail to develop and maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud; as a result, current and potential shareholders could lose confidence in our financial reports, which could harm our business and the trading price of our common stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. Section 404 of the Sarbanes-Oxley Act of 2002 requires us to evaluate and report on our internal controls over financial reporting. We plan to prepare for compliance with Section 404 by strengthening, assessing and testing our system of internal controls to provide the basis for our report. The process of strengthening our internal controls and complying with Section 404 is expensive and time consuming, and requires significant management attention, especially given that we have not yet undertaken any efforts to comply with the requirements of Section 404. We cannot be certain that the measures we will undertake will ensure that we will maintain adequate controls over our financial processes and reporting in the future. Furthermore, if we are able to rapidly grow our business, the internal controls that we will need will become more complex, and significantly more resources will be required to ensure our internal controls remain effective. Failure to implement required controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. If we or our auditors discover a material weakness in our internal controls, the disclosure of that fact, even if the weakness is quickly remedied, could diminish investors’ confidence in our financial statements and harm our stock price. In addition, non-compliance with Section 404 could subject us to a variety of administrative sanctions, including the suspension of trading, ineligibility for listing on one of the Nasdaq Stock Markets or national securities exchanges, and the inability of registered broker-dealers to make a market in our common stock, which would further reduce our stock price.

We will incur increased costs as a public company which may affect our profitability and an active trading market.

As a public company, we will incur significant legal, accounting and other expenses that it did not incur as a private company. SEC disclosures generally involve a substantial expenditure of financial resources. In addition, the Sarbanes-Oxley Act of 2002 and new rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies. We expect that full compliance with these new rules and regulations will significantly increase our legal and financial compliance costs and make some activities more time-consuming and costly. For example, we will be required to create additional board committees and adopt policies regarding internal controls and disclosure controls and procedures. Such additional reporting and compliance costs may negatively impact our financial results. To the extent our earnings suffer as a result of the financial impact of our SEC reporting or compliance costs, our ability to develop an active trading market for our securities could be harmed.

There is no guarantee the Company can achieve or maintain profitability, and if the Company cannot generate sufficient revenues and profitability, it will be unable to build a sustainable business and you could lose your entire investment.

The Company has been in its initial stage of product development and demonstration, and has generated limited revenues or profits to date.  The Company anticipates that, in time, it will generate sales and profits as a result of manufacturing, licensing and marketing its products.  However, there can be no assurance that the Company will achieve revenues and profitability at the levels projected in management’s financial projections, or at all.  If the Company cannot generate sufficient revenues and profitability, it will be unable to build a sustainable business and you could lose your entire investment.

Potential investors should be aware of the problems, delays and expenses encountered by an enterprise in its development stage, many of which are beyond the Company’s control.  These include unanticipated manufacturing, marketing, operational and/or competitive problems, among others.  Revenues may be substantially lower, and costs and expenses may be substantially higher, than current estimates.  Potential investors should be aware of the difficulties normally encountered by new enterprises and the high rate of failure of such enterprises.  The likelihood of success must be considered in light of the expenses, difficulties, complications, delays and competition encountered in connection with the development of a business in the sports products industry.

 The Company needs significant additional financing to fund its operations, and if adequate funds are not available or are not available on acceptable terms, the Company’s ability to fund its expansion, take advantage of potential opportunities, develop or enhance products or otherwise respond to competitive pressures would be limited significant.

To date, the Company has financed its operations principally through capital infusions from its founders and a small group of investors.  The Company needs to raise additional funds through financing in order to be able to implement its business plan. There is no assurance that such financing will be available on commercially acceptable terms, or at all. If additional funds are raised through the issuance of shares, convertible debt or similar securities of the Company, the percentage of ownership of the Company’s shareholders will be reduced, and such securities may have rights or preferences superior to those of the Company’s securities issued pursuant to a new offering.  If adequate funds are not available or are not available on acceptable terms, the Company’s ability to fund its expansion, take advantage of potential opportunities, develop or enhance products or otherwise respond to competitive pressures would be limited significantly.

The Company’s products and services may not achieve market acceptance and the failure of the Company to achieve broad acceptance of its products and services would have a material adverse effect on the Company’s business, financial condition and results of operations

The Company’s growth and profitability will depend upon broad market acceptance of its products and services.  The overall success of the Company’s products and services is expected largely to depend on their acceptance and use by companies outside its current market in the Midwestern United States.  Market acceptance of the Company’s products and services may be adversely affected by a variety of factors, including product features, quality and pricing, the effectiveness of the Company’s sales and marketing efforts and competition.  The failure of the Company to achieve broad acceptance of its products and services would have a material adverse effect on the Company’s business, financial condition and results of operations.

Current and potential competitors, some of whom have greater resources and experience than the Company, may develop products and services that may cause demand for, and the prices of, its products to decline.

The Company will likely experience a competitive market subject to rapid change, and may be adversely affected by new product and service introductions and other market activities of competitors.  Additionally, competitors may combine with each other, and other companies may enter the Company’s markets by acquiring or entering into strategic relationships with its competitors.  Current and potential competitors may establish cooperative relationships among themselves or with third parties to increase the abilities of their existing products and services to address the needs of our prospective customers.

Many of the current and potential competitors have longer operating histories, significantly greater financial, technical, product development and marketing resources, greater name recognition and larger customer bases than the Company.  They may be able to develop products and services comparable or superior to those offered by the Company, adapt more quickly than the Company to new technologies, evolving industry trends and standards or customer requirements, or devote greater resources to the development, promotion and sale of their products and services than the Company.  If the Company is not able to compete effectively in its markets, it may not succeed in its business plan.

The Company relies on the services of key personnel, and the failure to attract, motivate and retain these employees could harm the Company’s business.

The Company’s future performance depends to a significant degree on the continued service of a few full and part time key technical and managerial personnel, including without limitation its Chief Executive, Treasurer and Corporate Secretary.  If the Company loses the services of any of these individuals, its business, operating results and financial condition could be materially and adversely effected.  The Company’s future success also depends on its continuing ability to attract and retain highly qualified sales, technical, customer support, and managerial personnel.  There can be no assurance that the Company will be able to retain its key employees, or that it can attract, assimilate and retain other highly qualified personnel in the future.  The failure to attract, motivate and retain these employees could harm the Company’s business.

Adverse general economic conditions also could reduce sales of our products and adversely affect our business.

Our products and services are technical in nature and are, therefore, depends on the state of information technology for businesses. Our customers’ purchases of our products and services could decline during periods when disposable income is lower, or periods of actual or perceived unfavorable economic conditions, when projects could be scarce or funds unavailable for outsourcing of information technology needs. Any significant decline in these general economic conditions or uncertainties regarding future economic prospects that adversely affect business spending could lead to reduced sales of our products and services. A prolonged economic downturn could have a material adverse effect on our business, financial condition, and results of operations.

The Company relies upon third-party manufacturers, and the Company may not be able to maintain these relationships. The failure of the Company to maintain and renew these relationships on terms favorable to the Company could adversely affect its business, operating results and financial condition.

While the Company currently has relationships with the key software manufacturers, it will need to secure contracts with these key suppliers and distributors.  There is no assurance that these relationships will be maintained or that the Company will be able to renew these contractual relationships on terms favorable to it or at all.

The Company may encounter difficulties in managing its growth, which could prevent it from executing its business strategy.

If the Company achieves its growth objectives, such growth would place a strain on its management systems and resources.  The Company’s ability to compete effectively and to manage future growth, if any, will require it to continue to improve its financial and management controls, reporting systems and procedures on a timely basis, and to expand, train and manage its employee work force.  There can be no assurance that the Company will be able to successfully do so, which could adversely affect its business, operating results and financial condition.

The Company’s business relies upon utilization of software platforms developed and implemented by third parties.

The Company’s security division and consulting division utilize software platforms in Windows, Unix and Linux which were developed and implemented by third parties.  Any material changes to these software platforms which are not available to the Company could result have a material adverse effect on our business, financial condition, and results of operations.

The Company has never declared or paid a dividend, and does not anticipate paying cash dividends for the foreseeable future.

The Company has never declared or paid any cash dividends on its stock.  The Company currently intends to retain any future earnings for funding growth and, therefore, the Company does not currently anticipate paying cash dividends on its stock in the foreseeable future.  Any determination to pay dividends in the future will be at the discretion of the Board of Directors and will depend upon the Company’s results of operations, financial condition, and such other factors as the Board of Directors, in its discretion, deems relevant.

Legislative actions, higher insurance costs and potential new accounting pronouncements may impact our future financial position and results of operations.

There have been regulatory changes, including the Sarbanes-Oxley Act of 2002, and there may potentially be new accounting pronouncements or additional regulatory rulings that will have an impact on our future financial position and results of operations. The Sarbanes-Oxley Act of 2002 and other rule changes, as well as proposed legislative initiatives, are likely to increase general and administrative costs and expenses. In addition, insurers are likely to increase premiums as a result of high claims rates over the past several years, which we expect will increase our premiums for insurance policies. Further, there could be changes in certain accounting rules. These and other potential changes could materially increase the expenses we report under generally accepted accounting principles, and adversely affect our operating results.

Future sales of shares of our common stock may decrease the price for such shares.

Actual sales, or the prospect of sales by our shareholders, may have a negative effect on the market price of the shares of our common stock. We may also register certain shares of our common stock that are subject to outstanding convertible securities, if any, or reserved for issuance under our stock option plans, if any. Once such shares are registered, they can be freely sold in the public market upon exercise of the options. If any of our shareholders either individually or in the aggregate causes a large number of securities to be sold in the public market, or if the market perceives that these holders intend to sell a large number of securities, such sales or anticipated sales could result in a substantial reduction in the trading price of shares of our common stock and could also impede our ability to raise future capital.

Other Risks

Mergers of the type we just completed with Infiniti are often heavily scrutinized by the SEC and we may encounter difficulties or delays in obtaining future regulatory approvals which would negatively impact our financial condition and the value and liquidity of your shares of common stock.

On June 29, 2005, the SEC adopted rules dealing with private company mergers into dormant or inactive public companies. As a result, it is likely that we will be scrutinized carefully by the SEC and possibly by the Financial Industry Regulatory Authority (“FINRA”) which could result in difficulties or delays in achieving SEC clearance of any future registration statements or other SEC filings that we may pursue, in attracting FINRA-member broker-dealers to serve as market-makers in our common stock, or in achieving admission to one of the Nasdaq stock markets or any other national securities market. As a consequence, our financial condition and the value and liquidity of your shares of our common stock may be negatively impacted.

The elimination of monetary liability against our directors, officers and employees under Florida law and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by us and may discourage lawsuits against our directors, officers and employees.

Our Amended and Restated Bylaws contain specific provisions that eliminate the liability of our directors for monetary damages to our company and shareholders, and we are prepared to give such indemnification to our directors and officers to the extent provided by Florida law. We may also have contractual indemnification obligations under our employment agreements with our officers. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors and officers even though such actions, if successful, might otherwise benefit our company and shareholders.

Our common stock is currently quoted on the OTC Bulletin Board. Since none of our securities are registered under Section 12 of the Securities Act of 1933, as amended, and our stock is not currently trading, our stock may be delisted from the OTC Bulletin Board.

The OTC Bulletin Board is an automated quotation system. Our stock is not currently trading. One of the listing requirements for the OTC Bulletin Board is that the issuer register its securities under Section 12 of the Securities Act of 1933, amended.  In view of these factors, our stock may be delisted from the OTC Bulletin Board.  In such an event, we would be required to register our common stock under Section 12 and reapply to the OTC Bulletin Board for quotation.

There is currently no market for our common stock.  Our common stock is currently thinly trading.  You may be unable to sell at or near asking prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Currently, our common stock is quoted on the OTC Bulletin Board market; however it is thinly traded (meaning that there is not a great deal of daily volume in trades).  Any trading volume we may develop may be limited by the fact that many major institutional investment funds, including mutual funds, as well as individual investors follow a policy of not investing in OTC Bulletin Board stocks and certain major brokerage firms restrict their brokers from recommending OTC Bulletin Board stocks because they are considered speculative, volatile and thinly traded. The OTC Bulletin Board market is an inter-dealer market much less regulated than the major exchanges and our common stock is subject to abuses, volatility and shorting. Thus, there is currently no broadly followed and established trading market for our common stock. An established trading market may never develop or be maintained. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders. Absence of an active trading market reduces the liquidity of the shares traded there.

Our common stock has been thinly trading and, trading is likely to continue to be limited and sporadic. As a result of such trading activity, the quoted price for our common stock on the OTC Bulletin Board may not necessarily be a reliable indicator of its fair market value. Further, if we cease to be quoted, holders would find it more difficult to dispose of our common stock or to obtain accurate quotations as to the market value of our common stock and as a result, the market value of our common stock likely would decline.

Our common stock will be subject to price volatility unrelated to our operations.

The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

Our common stock is classified as a “penny stock” as that term is generally defined in the Securities Exchange Act Of 1934, as amended, to mean equity securities with a price of less than $5.00. Our common stock will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

We will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to its customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our stockholders to sell their securities.

Rule 3a51-1 of the Securities Exchange Act of 1934 establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions which are not available to us. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. This classification severely and adversely affects any market liquidity for our common stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person’s account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.  In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•      the basis on which the broker or dealer made the suitability determination, and
•      that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition of Infiniti should be read in conjunction with the Selected Combined and Consolidated Financial Data, Infiniti’s financial statements, and the notes to those financial statements that are included elsewhere in this Form 8-K.

Results of operations for the nine month period ended September 30, 2011 compared to the nine month period from September 1, 2010 and the year ended December 31, 2010.

The following tables set forth key components of our results of operations for the periods indicated, in dollars and key components of our revenue for the period indicated, in dollars. The discussion following the table is based on these results.

Infiniti Systems Group, Inc.	Quarter Ended	Quarter Ended	Year Ended
Statement of Operations	September 30, 2011	September 30, 2010	December 31, 2010

Revenue	$2,439,666	$3,341,862	$3,288,837

Cost of Goods Sold	$1,319,558	$1,992,666.00	$1,850,738
Interest Expense	$72,252	$102,260.00	$102,218
General & Administrative	$1,235,280	$1,322,580.00	$1,339,741
Depreciation and Amortization	$3,961	$7,152	$7.152
Loss from Operations	$(191,385)	$(8,715)	$(11,012
Other Income or (Loss)	$70,648	$74,082	$73,336
Net Loss Before Taxes	$(120,737)	$(8,715)	$62,324
Income Tax	—	—	—

Net Loss	$(120,737)	$(8,715)	$62,324

Net Loss Per Share	$(1,207.37)	$(87.15)	$623.24

Revenue:

Revenue decreased by $902,196 or 27%, to $2,439,666 for the nine-month period ended September 30, 2011 from $3,341,862 for the nine-month period ended September 30, 2010.

Cost of Goods Sold

Cost of Goods Sold has decreased to $1,319,558 for the nine-month period ended September 30, 2011 from $1,992,666 for the nine-month period ended September 30, 2010.  The increase is primarily due to the decrease in sales volumes of the Company’s products and services.

Operating Expenses :

Operating expenses  decreased by  $120,500 or 8% to $1,311,493 for the nine -month period ended  September 30, 2011 from $1,431,993 for the nine-month period ended September 30, 2010.   The decrease in operating expenses was due to the restructuring efforts of the company.

Loss from Operations :

Loss from operations increased by $108,588, to a loss of $191,385 for the nine- month period ended September 30, 2011 from $82,797 for the nine-month period ended September 30, 2011 mainly due to the decrease in sales of the company’s precuts and services.

Interest Income:

The company had no interest income to report.

Net Loss:

Net Loss was $120,737 for the nine -month period ended September 30, 2011, compared to a net loss of $8,715 for the nine-month period September 30, 2010.

LIQUIDITY AND CAPITAL RESOURCES

As of September 30, 2011, we had net current liabilities of $874,230 compared to $954,291 as of September 30, 2010. Our balance of cash and cash equivalents at September 30, 2011 was $13,005 compared to $64,194 at September 30, 2010.

Operational cash flow

We had operating cash outflows in the quarter ended September 30, 2011 of $51,189, and $53,692 in the quarter ended September 30, 2010.  Our primary uses of cash have been for marketing expenses, employee compensation, product development and working capital. All cash we receive has been expended in the furtherance of growing assets.

Investing cash flows

We had cash outflows for investing activities of $2,786 for the quarter ended September 30, 2011, and $2,050 for the quarter ended September 30, 2010.

Financing cash flows

During the quarter ended September 30, 2011, we received net cash from funding activities of $152,871.  During the quarter ended September 30, 2010 we had net cash outflows of $4,281 from financing activities.

Impact of Inflation

The business will have to absorb any inflationary increases on development costs in the short-term, with the expectation that it will be able to pass inflationary increases on costs on to our customers through price increases on the release of these new/enhanced products into the market and hence the management do not expect inflation to be a significant factor in our business.

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements between us and any other entity that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Critical Accounting Policies

The discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Management believes that the application of these policies on a consistent basis enables us to provide useful and reliable financial information about our operating results and financial condition.  Some of the critical accounting estimates are detailed below.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

As of January 31, 2012, there were no changes in or disagreements with accountants on accounting or financial disclosure matters.

Management

Appointment of New Directors

At the Closing Date of the Agreement, Mario Barton resigned as our sole officer.

The following table sets forth the names, ages, and positions of our new executive officers and directors appointed at the Closing Date. Executive officers are elected annually by our Board of Directors.  Each executive officer holds his office until he resigns, is removed by the Board, or his successor is elected and qualified.  Directors are elected annually by our stockholders at the annual meeting.  Each director holds his office until his successor is elected and qualified or his earlier resignation or removal.

NAME	AGE	POSITION
John L. Bianco	61	President/CEO and Director
Mario Barton	62	Director
D. Bruce Veness	60	Corporate Secretary/COO and Director
Lisa Bischof	43	Treasurer/CFO

A brief biography of each officer and director is more fully described in Item 5.02(c).  The information therein is hereby incorporated in this section by reference.

Family Relationships

There are no family relationships between any of our directors or executive officers and any other directors or executive officers, except that our President/CEO John L. Bianco is the father of Lisa Bischof, our Treasurer/CFO.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our executive officers or directors are parties to any material proceedings adverse to the Company, have any material interest adverse to the Company or have, during the past ten years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●
had any bankruptcy petition filed by or against him/her or any business of which he/she was a general partner or executive officer, either at the time of the bankruptcy or within two years prior to that time;

●
been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities, futures, commodities or banking activities;

●
been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●
been subject to, or party to, any judicial or administrative order, judgment, decree,  or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation  of (i) any Federal or State securities or commodities law or regulation, (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Executive Compensation

LEAGUE NOW CORPORATION EXECUTIVE COMPENSATION SUMMARY

Summary Compensation Table

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers during the years ended December 31, 2010, and 2009 in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO):

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards ($)(1)	Non- Equity Incentive Plan Compensation	Non- Qualified Deferred Compensation Earnings	All Other Compensation	Total

James Pregiato (1) , Former President, Chief Executive Officer, Secretary, Treasurer	2010	$12,000	-	-	-	-	-		$12,000
(Principal Executive Officer and Principal Financial Officer)	2009	$12,000	-	-	-	-	-		$12,000

Mario Barton (2) , Chief Executive Officer, Treasurer, Secretary	2010	$-	-	-	-	-	-	-	$0
(Principal Executive Officer and Principal Financial Officer)	2009	-	-	-	-	-	-	-	$-

(1)		James Pregiato served in these offices through October 6, 2010.
(2)		Mario Barton was appointed to these offices on October 6, 2010.

Employment Agreements

We currently do not have employment agreement with our officers and directors.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Option Grants Table. There were no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table through to date.

Aggregated Option Exercises and Fiscal Year-End Option Value Table. There were no stock options exercised during period ending December 31, 2011 by the executive officer named in the Summary Compensation Table.

Long-Term Incentive Plan (‘LTIP’) Awards Table. There were no awards made to a named executive officer in the last completed fiscal year under any LTIP.

INFINITI EXECUTIVE COMPENSATION SUMMARY

The following table sets forth all cash compensation paid by Infiniti, for the year ended December 31, 2011.  The table below sets forth the positions and compensations for each officer and director of Infiniti.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Comp. ($)	Total ($)
John L. Bianco President/Chief Executive Officer	2011	$80,300	-	-	-	-	-	-	$80,300
D. Bruce Veness, Vice President	2011	$74,769	-	-	-	-	-	-	$74,769
Lisa Bischof, Controller	2011	$40,000	-	-	-	-	-	-	$40,000

Employment Agreements

We currently do not have employment agreement with our officers and directors.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Aggregated Option Exercises and Fiscal Year-End Option Value Table. There were no stock options exercised during period ending December 31, 2011 by the executive officers named in the Summary Compensation Table.

Long-Term Incentive Plan (‘LTIP’) Awards Table. There were no awards made to a named executive officer in the last completed fiscal year under any LTIP.

Principal Stockholders

The following table sets forth certain information regarding our Common Shares beneficially owned on January 31, 2012, for (i) each stockholder known to be the beneficial owner of 5% or more of the outstanding Common Shares of the Company, (ii) each executive officer and director, and (iii) all executive officers and directors as a group, on a pro forma basis prior to the Closing of the Combination and Offering.

Name and Address	Amount and Nature of Beneficial Ownership	Percentage of Class (1)

Mr. James Pregiato 4075 Carambola Circle North Coconut Creek, Florida 33066	39,111,136	85.4%

Mr. Mario Barton 11407 North 78th Street Scottsdale, AZ 85260	103,676	Less than 1%

All Officers and Directors	103,676	Less than 1%

(1)	Based on 45,803,288 shares outstanding prior to the close of the Merger.

Common Stock

The following table sets forth certain information regarding our Common Shares beneficially owned on the Closing Date, for (i) each stockholder known to be the beneficial owner of 5% or more of the outstanding Common Shares of the Company, (ii) each executive officer and director, and (iii) all executive officers and directors as a group.

Name and Address	Amount and Nature of Beneficial Ownership	Percentage of Class (1)
Mario Barton 11407 North 78th Street Scottsdale, AZ 85260	103,676	Less than 1%

John L. Bianco 6980 South Edgerton Road Brecksville, OH 44141	29,000,000	55.8%

Lisa Bischof 6980 South Edgerton Road Brecksville, OH 44141	300.000	Less than 1%

D. Bruce Veness 6980 South Edgerton Road Brecksville, OH 44141	700,000	Less than 1%

Mr. James Pregiato 4075 Carambola Circle North Coconut Creek, Florida 33066	13,307,848	25.6%

All Officers and Directors	30,103,676	57.95%

(1)	Based on 51,945,563 shares of common stock issued and outstanding after the close of the Transaction.

Description of Securities

As of January 31, 2012, our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, $0.001 par value per share.  As of January 31, 2012 and immediately after Closing, an aggregate of 51,945,563   shares of common stock were outstanding, including shares issued pursuant to the Closing.

Common Stock    Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. Stockholders do not have preemptive rights to purchase shares in any future issuance of our common stock. Upon our liquidation, dissolution or winding up, and after payment of creditors and preferred stockholders, if any, our assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock.

 The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a cash dividend and does not anticipate declaring any dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and investments. In addition, our operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors and preferred stockholders.

Preferred Stock . Our Articles of Incorporation also provide that we are authorized to issue up to 10,000,000 shares of preferred stock with a par value of $.001 per share. As of the date of this prospectus, there are no shares of preferred stock issued and outstanding. Our Board of Directors has the authority, without further action by the shareholders, to issue from time to time the preferred stock in one or more series for such consideration and with such relative rights, privileges, preferences and restrictions that the Board may determine. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. The issuance of preferred stock could adversely affect the voting power or other rights of the holders of common stock.

Market Price and Dividends on Registrant’s Common Equity and Related Stockholder Matters

Our common stock is quoted on the Over-The-Counter Bulletin Board, under the trading symbol “LNWZ”.   There can be no assurance that a public trading market for our common stock will develop or be sustained.  If such a market is developed, we cannot assure you what the market price of our common stock will be in the future.

Holders

As of January 31, 2012, there are approximately 72 shareholders of our common stock.

Transfer Agent and Registrar

Olde Monmouth Stock Transfer is currently the transfer agent and registrar for our common stock.  Its address is 200 Memorial Parkway, Atlantic Highlands, NJ 07716.  Its phone number is (732) 872-2727.

 Dividend Policy

We have never declared or paid dividends on our common stock.  We intend to retain earnings, if any, to support the development of our business and therefore do not anticipate paying cash dividends for the foreseeable future.  Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including current financial condition, operating results and current and anticipated cash needs.

Securities Authorized for Issuance under Equity Compensation Plans

We did not have any equity compensation plans as of December 31, 2009.  Our Board of Directors may adopt an equity compensation plan in the future.

Certain Relationships and Related Transactions

Marketing Joint Venture - The Company is a party to a marketing joint venture agreement dated April 29, 2008, with Pure Motion Ventures, LLC, (“Ventures”) which is owned by four of the Company’s shareholders, including one of the principal shareholders. The agreement provides that Ventures will participate with the Company in television and internet marketing of the Company’s consumer putting system. The agreement provides that the Company will receive 40% of the profits of the venture. During 2009, sales of inventory to Ventures totaled $29,836. As of December 31, 2009, there were no profit distributions accrued.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we had not adopted prior to the closing of the Agreement formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officers, directors and significant shareholders.  However, we intend that such transactions will, on a going-forward basis, be subject to the review, approval or ratification of our board of directors, or an appropriate committee thereof.

Legal Proceedings

Currently there are no outstanding judgments against the Company or any consent decrees or injunctions to which the Company is subject or by which its assets are bound and there are no claims, proceedings, actions or lawsuits in existence, or to the Company’s knowledge threatened or asserted, against the Company or with respect to any of the assets of the Company that would materially and adversely affect the business, property or financial condition of the Company, including but not limited to environmental actions or claims. However, from time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business.  Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

 Indemnification of Directors and Officers

 The General Corporation Law of Florida provides that directors, officers, employees or agents of Florida corporations are entitled, under certain circumstances, to be indemnified against expenses (including attorneys' fees) and other liabilities actually and reasonably incurred by them in connection with any suit brought against them in their capacity as a director, officer, employee or agent, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. This statute provides that directors, officers, employees and agents may also be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by them in connection with a derivative suit brought against them in their capacity as a director, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Our Certificate of Incorporation provides that we shall indemnify any and all persons whom we shall have power to indemnify to the fullest extent permitted by the Florida Corporate Law. Article VII of our By-Laws provides that we shall indemnify our authorized representatives to the fullest extent permitted by the Florida Law. Our By-Laws also permit us to purchase insurance on behalf of any such person against any liability asserted against such person and incurred by such person in any capacity, or out of such person's status as such, whether or not we would have the power to indemnify such person against such liability under the foregoing provision of the by-laws.

Item 3.02  Unregistered Sales of Equity Securities

Pursuant to the Agreement, on January 31, 2012, the Infiniti Shareholders acquired 30,000,000 post-split common shares of League Now.  Such securities were not registered under the Securities Act.  These securities qualified for exemption under Section 4(2) of the Securities Act since the issuance of securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the transaction, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

Item 5.01  Changes in Control of Registrant

As explained more fully in Item 1.01, in connection with the Agreement, on January 31, 2012, the Infiniti Shareholders acquired 30,000,000 common shares of League Now in exchange for 100% of the Infiniti Stock.  As such, immediately following the Acquisition, the Infiniti Shareholders hold 60.0 % of the total issued and outstanding common stock of the Company.

In connection with the Closing of the Acquisition and as explained more fully in Item below in Item 5.02 of this Current Report on Form 8-K, Mario Barton resigned from his offices with the Company.  The disclosures included in Item 5.02 are incorporated herein by this reference.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 20, 2012, the Board of Directors of the Company elected Mario Barton, John Bianco and D. Bruce Veness to serve as Directors of the Company.  The Board also elected John Bianco to serve as the President and Chief Executive Officer, Lisa Bischof to serve as Treasurer and Chief Financial Officer and Bruce Veness to serve as Secretary and Chief Operating Officer.

(a)    Resignation of Officers

On the Closing Date, Mario Barton resigned as our President, Treasurer, Secretary, Chief Executive Officer and Chief Financial Officer. The resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

(b)   Appointment of Directors and Officers

The following persons were appointed as to the positions listed by their name in the table below at Closing:

NAME	AGE	POSITION
John L. Bianco	61	President/CEO and Director
Mario Barton	62	Director
D. Bruce Veness	60	Corporate Secretary/COO and Director
Lisa Bischof	43	Treasurer/CFO

The business background descriptions of the newly appointed director and officer are as follows:

John L. Bianco, President/CEO and Director

Since 1995, Mr. Bianco has served as the founder and chief executive officer of Infiniti Systems Group, Inc.  Prior to this, Mr. Bianco was the Vice President and Divisional Manager of Systemation for over 20 years until it was sold to Cap Gemini in 1989.  Mr. Bianco remained with Cap Gemini until he founded Infiniti.  Mr. Bianco is a member of the Society of Information Management and acting CIO for many companies in an outsourced IT environment.  He also serves on several advisory boards for colleges in northeaster Ohio, helping to develop and maintain IT educational interest for college majors.

D. Bruce Veness, Corporate Secretary/COO and Director

Since 2005, Mr. Veness has served as the Vice President of Infiniti Systems Group, Inc., responsible for marketing plan development and execution, recruiting oversight, customer and channel partner contracts and general business operations.  Prior to joining Infiniti, Mr. Veness was the President and CEO of MV3 Innovations, LLC.  MV3 offered a variety of ASP products, featuring Corporate University, a learning management system that facilitated development, delivery and administration of Web-based training programs.  Prior to joining MV3, Mr. Veness was the Vice President of Sales Operations for QRS Corporation.  QRS is a $145 million publicly-held corporation that provides network, e-Commerce, and value-added application services for the retail B2B industry.  Mr. Veness was responsible for all sales support functions including budget management, training, professional services/consulting, contract and compensation management.  In 1995, QRS acquired ShipNet Systems, where Mr. Veness was a principle.  He managed all customer facing activities for ShipNet, whose primary offering was a logistics management service, also in an ASP environment.

Lisa Bischof, Treasurer/CFO

Ms. Bischof is currently the Accounting Manager and Controller for Infiniti System Group, Inc., and has been a key contributor to the Company’s success over the last 8 years.  Ms. Bischof attended Ohio University where she majored in Business Administration.

Mario Barton , Director

Mario Barton was the sole officer of the Company prior to the Company’s acquisition of Infiniti Systems Group, Inc.  Prior to that, for the past five years, prior to the Corporation’s acquisition of Pure Motion, Inc., Mr. Barton served as Chief Executive Officer of Pure Motion, Inc. Mr. Barton attended the University of California at Los Angeles from 1969  to 1974.

Family Relationships

There are no family relationships between any of our directors or executive officers and any other directors or executive officers, except that our President/CEO John L. Bianco is the father of Lisa Bischof, our Treasurer/CFO.

Employment Agreements of the Executive Officers

As of January 31, 2012, do not have employment agreement with our officers and directors.

Item 9.01 Financial Statement and Exhibits

(a)	Financial Statements of Businesses Acquired .

The Audited Financial Statements of Infiniti Systems Group, Inc. for the years ended December 31, 2009 and 2010 are filed as Exhibit 99.1 to this current report and are incorporated herein by reference.

(b)	Financial Statements of Businesses Acquired .

The Unaudited Financial Statements of Infiniti Systems Group, Inc. for the nine months ended September 30, 2011 and 2012 are filed as Exhibit 99.3 to this current report and are incorporated herein by reference.

(c)	Pro Forma Financial Information.

The Pro Forma Financial Information is filed as Exhibit 99.2   to this Current Report and is incorporated herein by reference.

Exhibits

Exhibit No.	Description

2.1	Stock Purchase Agreement and Share Exchange by and between League Now Holdings Corporation and Infiniti Systems, Group, Inc., dated January 30, 2012

3.1	Articles of Incorporation (incorporated by reference to Exhibit 3.1 to League Now Holdings Corporation’s Registration Statement on Form SB-2, filed on February 1, 2008)

3.2	Bylaws (incorporated by reference to Exhibit 3.2 to League Now Holdings Corporation’s Registration Statement on Form SB-2 filed on February 1, 2008)

99.1	The Audited Financial Statements of Infiniti Systems Group, Inc. for the years ended December 31, 2009 and 2010

99.2	The Pro Forma Financial Information

99.3	The Unaudited Financial Statements of Infiniti Systems Group, In. for the nine months ended September 30, 2010 and 2011

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAGUE NOW HOLDINGS CORPORATION

Date: February 7, 2012	By:	/s/John Bianco
John Bianco
President and Chief Executive Officer